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                                 Exhibit 99.1

                      Form of Proxy of FFP Partners, L.P.
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                              FFP PARTNERS, L.P.
PROXY
                              2801 GLENDA AVENUE
                            FORT WORTH, TEXAS 76117

          This Proxy is Solicited on Behalf of the Board of Directors of FFP Partners Management, Inc., as general partner of FFP Partners, L.P.


     The undersigned hereby appoints John H. Harvison and Robert J. Byrnes, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the units of limited partnership of FFP Partners, L.P. ("FFP Partners"), held of record by the undersigned on December 5, 1997, at the Special Meeting of Unitholders to be held on December 26, 1997, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder. If no direction is given, this proxy will be voted FOR Proposal 1 and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                             --------------------
                               SEE REVERSE SIDE
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[X]  Please mark
     votes as in
     this example.
Please mark boxes in blue or black ink.

1. Proposal to approve and adopt the Restructuring Agreement by and among FFP Partners, FFP Partners Management Company, Inc., and John H. Harvison, members of Mr. Harvison's family, and corporations, partnerships, trusts and other business entities affiliated with Mr. Harvison or his family members, and the related restructuring, including the amendments to FFP Partners' partnership agreement in connection with the restructuring.

                   For              Against         Abstain

                   [_]              [_]             [_]


2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the special meeting.


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
     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     [_]

                                                     Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

                                                     Signature:______________________________________Date _____, 1997

                                                     Signature:______________________________________Date _____, 1997
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       COMPLETE, SIGN and DATE the proxy card and return promptly using the enclosed envelope.